UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2024

Vince Holding Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36212	75-3264870
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 5th Avenue 20th Floor
New York, New York		10110
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 323 421-5980

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	VNCE	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 26, 2024, Jonathan “Jack” Schwefel resigned as Chief Executive Officer of Vince Holding Corp. (the “Company”) and as a member of the Company’s Board of Directors (the “Board”), effective as of March 26, 2024. In connection with Mr. Schwefel’s resignation, the Company entered into a separation agreement and release under which Mr. Schwefel agreed to a general release of claims in favor of the Company. In exchange, Mr. Schwefel will receive his annual base salary as in effect on the date of his departure for four months (reduced by base salary and guaranteed incentive compensation from subsequent full-time employment obtained during such period). All payments to Mr. Schwefel shall be made in accordance with the Company’s normal payroll practices.

On March 26, 2024, the Board appointed David Stefko as interim Chief Executive Officer, effective as of March 26, 2024, until a permanent Chief Executive Officer is appointed. The Board intends to immediately commence a search to hire a permanent Chief Executive Officer. Mr. Stefko, age 67, who currently serves as a member of the Board, joined the Board in June 2023 and will continue to serve on the Board during this time. From September 2015 until February 2023, Mr. Stefko served as Executive Vice President, Chief Financial Officer of the Company and additionally, from August 2020 to March 2021, Mr. Stefko served as Interim Chief Executive Officer of the Company. Prior to joining the Company, Mr. Stefko served as Group Chief Financial Officer at Sun Capital from September 2011. Mr. Stefko has over 30 years of senior finance and executive management experience.

There are no family relationships between Mr. Stefko and any director, executive officer or nominees thereof of the Company. There are no related party transactions between the Company and Mr. Stefko that would require disclosure under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

In connection with the appointment of Mr. Stefko as its Interim Chief Executive Officer, the Company entered into an employment agreement with Mr. Stefko. The agreement provides for “at will” employment with a monthly salary of approximately $67,000. While serving as Interim Chief Executive Officer, Mr. Stefko shall not receive compensation for his service as a director other than reimbursement for all reasonable out-of-pocket expenses incurred in connection with his service as a member of the Board.

Item 7.01 Regulation FD Disclosure.

A copy of the press release regarding the executive transaction described above is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to Item 7.01 of this Form 8-K, including Exhibit 99.1 hereto, which the registrant furnished in this report is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Registration statements or other documents filed with the Securities and Exchange Commission shall not incorporate this information by reference, except as otherwise expressly stated in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release of the Company, dated March 26, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vince Holding Corp.

Date:	March 26, 2024	By:	/s/ Akiko Okuma
Akiko Okuma Senior Vice President, General Counsel, Secretary & Investor Relations